EXHIBIT 2.2


                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

        This First Amendment (the "Amendment") to the Asset Purchase Agreement, dated as of February 12, 2002 (the "Agreement") is made as of February 22, 2002 by and among (i) Secure Computing Corporation, a Delaware corporation ("Purchaser"), on the one hand; and (ii) Networks Associates, Inc., a Delaware corporation; Network Associates Technology, Inc., a Delaware corporation and a wholly owned subsidiary of NAI; Network Associates International BV, a Netherlands corporation and a wholly owned subsidiary of NAI; and Network Associates Company Limited, a Japanese corporation and a wholly owned subsidiary of NAI (each a "Seller" and collectively the "Sellers"), on the other hand.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         1. The first sentence of Section 1.5(a) of the Agreement is deleted and replaced with the following:

         The purchase price for the Acquired Business Assets (the "Purchase Price") shall be such number of fully paid, validly issued and nonassessable shares of common stock par value $0.01 of Purchaser ("Common Stock") as is equal to the quotient of (x) $5,000,000 divided by (y) the average of the Median Value (as defined below) of the Common Stock for each of the five (5) consecutive trading days (as defined below) ending on and including the Agreement Date (the "Exchange Price").

         2. Change the title of Section 3.12 of Agreement to read as follows:
"Accounts Receivable; Accounts Payable and Deferred Revenue"

         3. The last sentence of Section 3.12(a) of the Agreement is replaced with:

         All of the Accounts Receivable arose in the ordinary course of Sellers' business and were derived in good faith from numbers recorded in accordance with generally accepted accounting principles ("GAAP").

         4. In Section 3.12(b) of the Agreement after each occurrence of "accounts payable" add "and deferred revenue"

         5. The last sentence of Section 3.12(b) of the Agreement is replaced with:

         All of the Accounts Payable and Deferred Revenue included arose in the ordinary course of Sellers' business and were derived in good faith from numbers recorded in accordance with GAAP.

         6. Clause (i) of Section 9.1(b) be deleted and replaced with:

         "the Closing has not occurred by February 25, 2002."


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         7. The Seller Disclosure Schedule delivered to Purchaser on February
12, 2002 is modified as follows:

               (a) Section 1.2(a)(iii) delete the following: "[NOTE: Mantranet SA OEM agreement amendment is under discussion with Mantranet.]"

               (b) Section 1.2(b)(vi) delete "NONE" and add the following:
"MATRAnet SA OEM Agreement."

               (c) Section 1.3(a)(i) delete "NONE" and add the following: "Full support obligations of the MATRAnet SA OEM agreement until June 28, 2002."

               (d) Change the title of Section 3.12 to read as follows:
"Accounts Receivable; Accounts Payable and Deferred Revenue"

               (e) In Section 3.12 (b) after each occurrence of "accounts payable" add "and deferred revenue"

               (f) Addendum 1.2(a)(xii) make the following changes: Delete the following equipment: "Build machines for Cyber Cop: Hummer and Toyota"; and add the following new equipment: "1) MD-Data machine; 2) MD-Clearquest machine; 3) Networking switches for the 911 network." If any of the equipment in this Addendum 1.2(a)(xii) is related to employees not hired by Purchaser, and is not necessary to carry on the Gauntlet Business, the equipment remains the property of Seller.

               (g) In Section 3.13(a)(i) delete "See Addendum 3.13(a)(i)" and replace with "List of Transitioning Employees to be provided separately"

               (h) Delete Addendum 3.13(a)(i) in its entirety.

         8. Except as expressly amended herein, the Agreement and Sellers Disclosure Schedule shall remain in full force and effect.

         This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. This Amendment shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


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         IN WITNESS WHEREOF, Purchaser and each of the Sellers have caused this
Amendment to be signed by their duly authorized respective officers, all as of the date first written above.

                                            PURCHASER:

                                            SECURE COMPUTING CORPORATION,
                                            a Delaware corporation


                                            By: /s/ Timothy J. Steinkopf
                                                --------------------------------
                                                Name:    Timothy J. Steinkopf
                                                Title:   Senior VP & CFO
                                                Address: 4810 Harwood Road
                                                         San Jose, CA 95124


                                            SELLERS:

                                            NETWORKS ASSOCIATES, INC.,
                                            a Delaware corporation


                                            By: /s/ Keut H. Roberts
                                                --------------------------------
                                                Name:    Keut H. Roberts
                                                Title:   EVP & General Counsel
                                                Address:


                                            NETWORK ASSOCIATES TECHNOLOGY, INC.,
                                            a Delaware corporation


                                            By: /s/ Keut H. Roberts
                                                --------------------------------
                                                Name:    Keut H. Roberts
                                                Title:   EVP & General Counsel
                                                Address:


                                            NETWORK ASSOCIATES INTERNATIONAL BV,
                                            a Netherlands corporation


                                            By: /s/ Christopher Howell
                                                --------------------------------
                                                Name:    Christopher Howell
                                                Title:   Authorized Signatore
                                                Address:

                                            NETWORK ASSOCIATES COMPANY LIMITED,
                                            a Japanese Corporation


                                            By: s/ Tadashi Morishima
                                                --------------------------------
                                                Name:    Tadashi Morishima
                                                Title:   Director
                                                Address: